                                                                      EXHIBIT 99


            [PERRIGO LOGO]                                                  NEWS
                                                                         RELEASE





              FOR IMMEDIATE RELEASE

FOR RELEASE:     Ernest J. Schenk, Manager, Investor Relations and Communication
                    (269) 673-9212
CONTACT:         E-mail: eschenk@perrigo.com


                      PERRIGO COMPANY REPORTS THIRD QUARTER
                     FISCAL 2003 EARNINGS OF $0.20 PER SHARE

         ALLEGAN, Michigan -- April 23, 2003 -- The Perrigo Company (Nasdaq:
PRGO) today announced results for the third quarter and nine months of fiscal 2003 ended March 29, 2003.


                         Perrigo Company (Nasdaq: PRGO)
                    (in thousands, except per share amounts)


                                                    Third Quarter                        Year-To-Date
                                                    -------------                        ------------
                                                2003            2002                  2003          2002
                                                ----            ----                  ----          ----
         Sales                               $202,616        $198,491               $643,352      $644,301
         Net Income                          $ 14,132        $ 17,910               $ 49,724      $ 44,861
         Diluted EPS                            $0.20           $0.24                  $0.70         $0.60
         Diluted Shares                        70,601          73,859                 70,967        74,939


         Net sales for the third quarter were $202.6 million, an increase of two percent compared with $198.5 million last year. Net income was $14.1 million, or $0.20 per share, compared with net income of $17.9 million, or $0.24 per share a year ago, which included income from the settlement of a lawsuit of $5.0 million after-tax, or $0.07 per share. Without the lawsuit settlement, earnings on an operating basis were $12.9 million, or $0.17 per share, last year.

         Commenting on the third quarter, David T. Gibbons, Perrigo President and Chief Executive Officer, said, "We delivered excellent results this quarter. Our improved operational efficiency and rising productivity were significant contributors to higher gross profits. Higher-than-anticipated sales volume and good product mix also helped profits. Lastly, we benefited from good expense control and improved results at our Mexican operation. Cash flow from operations was $45 million during the quarter and stands at $82 million year-to-date. We continue to be virtually debt-free and remain in a very strong financial position."

         Net sales for the nine months ended March 29, 2003, were $643.4 million compared with $644.3 million a year ago. Net income for the nine months improved to $49.7 million, or $0.70 per share, from $44.9 million, or $0.60 per share for last year. Excluding proceeds from a lawsuit settlement in the first quarter this year of $2.0 million after-tax, or $0.03 per share, and income from the settlement of a lawsuit last year of $5.0 million after-tax, or $0.07 per share, net income on an operating basis increased 20 percent to $47.7 million, or $0.67 per share, from $39.9 million, or

  515 Eastern Ave.
  Allegan, Michigan 49010
  (269) 673-8451

$0.53 per share, for the prior year.

         Commenting further, Mr. Gibbons stated, "Over the past few quarters, our earnings have been driven by operational benefits, specifically, improved operating efficiencies and supply chain management. We have been making good progress, not driven by any single initiative, but from contributions across many functional areas. I am very proud of our employees' combined efforts, and I'm pleased that we continue to outpace our own goals. We feel very good about our operational momentum, and look forward to the upcoming launch of store brand equivalents to the branded allergy medication Claritin(R).

         "In line with our historical seasonal pattern, we anticipate sequentially lower fourth-quarter sales and margins and expect earnings of $0.04 to $0.05 per share. With year-to-date results of $0.70 per share, we now project earnings of $0.74 to $0.75 for the full year, compared with $0.60 per share for fiscal 2003, restated for expensing of stock options."

         The Company noted that, effective with the fiscal second quarter ended December 28, 2002, it elected to expense stock option compensation. All prior periods have been restated to reflect the compensation cost that would have been recognized had the stock option expense been applied to all awards granted after July 1, 1995. Please refer to the restated results in the summary table at the end of this announcement.

         The Company is furnishing this earnings release to the Securities and Exchange Commission via Form 8-K and it is hereby incorporated by reference. The information provided on Form 8-K includes a summary of each non-GAAP financial measure included in this earnings release and the reasons management believes these non-GAAP financial measures are useful to investors.

         Perrigo will host a conference call to discuss third quarter fiscal 2003 results at 11:00 a.m. (EDT) today. The call and replay will be available via webcast on the Company's web site at www.perrigo.com/investor or by phone, toll free, 888-489-0147. A taped replay of the call will be available beginning at approximately 2:30 p.m. (EDT) Wednesday, April 23. To listen to the replay, call 800-642-1687, access code 9713471.

         Perrigo Company is the nation's largest manufacturer of over-the-counter (non-prescription) pharmaceutical and nutritional products sold by supermarket, drug, and mass merchandise chains under their own labels. The Company's products include over-the-counter pharmaceuticals such as analgesics, cough and cold remedies, gastrointestinal, and feminine hygiene products, and nutritional products, such as vitamins, nutritional supplements and nutritional drinks. Visit Perrigo on the Internet (www.perrigo.com).

         Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. Please see the "Cautionary Note Regarding Forward-Looking Statements" on pages 23-27 of the Company's Form 10-K for the year ended June 29, 2002 for a discussion of certain important factors that relate to forward-looking statements contained in this press release. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     -More-

                                 PERRIGO COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                          Third Quarter                           Year-To-Date
                                                 -----------------------------           -----------------------------
                                                     2003               2002                2003                2002
                                                     ----               ----                ----                ----
                                                                    (as restated)                          (as restated)

Net sales                                        $ 202,616           $ 198,491           $ 643,352           $ 644,301
Cost of sales                                      143,910             141,883             458,671             472,650
                                                 ---------           ---------           ---------           ---------
Gross profit                                        58,706              56,608             184,681             171,651

Operating expenses
   Distribution                                      3,814               4,048              11,924              12,330
   Research and development                          5,468               5,762              16,237              17,465
   Selling and administration                       27,833              26,264              81,983              76,089
                                                 ---------           ---------           ---------           ---------
     Subtotal                                       37,115              36,074             110,144             105,884
   Restructuring                                       -                   -                   -                 2,046
   Unusual litigation                                  -                (7,813)             (3,128)             (7,813)
                                                 ---------           ---------           ---------           ---------
     Total                                          37,115              28,261             107,016             100,117
                                                 ---------           ---------           ---------           ---------

Operating income                                    21,591              28,347              77,665              71,534
Interest and other, net                             (1,307)               (220)             (2,029)               (496)
                                                 ---------           ---------           ---------           ---------

Income before income taxes                          22,898              28,567              79,694              72,030
Income tax expense                                   8,766              10,657              29,970              27,169
                                                 ---------           ---------           ---------           ---------

Net income                                       $  14,132           $  17,910           $  49,724           $  44,861
                                                 =========           =========           =========           =========
Earnings per share
   Basic                                         $    0.20           $    0.25           $    0.71           $    0.61
   Diluted                                       $    0.20           $    0.24           $    0.70           $    0.60

Weighted average shares outstanding:
   Basic                                            69,337              72,690              69,781              73,451
   Diluted                                          70,601              73,859              70,967              74,939

Dividends declared per share                     $    0.03           $       -           $    0.03           $       -





                                     -more-

                                PERRIGO COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                          March 29,           June 29,          March 30,
                                                                            2003               2002               2002
                                                                         ---------          ---------          ---------
Assets                                                                   (unaudited)       (as restated)      (unaudited)
Current assets                                                                                               (as restated)
   Cash and cash equivalents                                             $ 105,233          $  76,824          $  36,674
   Accounts receivable, net of allowances                                   84,973             82,560             98,755
   Inventories, net of allowances                                          156,043            155,611            145,379
   Prepaid expenses and other current assets                                 6,064              6,896              8,936
   Current deferred income taxes                                            23,603             19,860             19,364
                                                                         ---------          ---------          ---------
          Total current assets                                             375,916            341,751            309,108

Property and equipment                                                     417,673            399,461            396,398
   Less accumulated depreciation                                           206,907            188,417            184,943
                                                                         ---------          ---------          ---------
                                                                           210,766            211,044            211,455

Goodwill, net                                                               35,919             35,919             47,471
Other                                                                        6,127              5,073              5,156
                                                                         ---------          ---------          ---------
                                                                         $ 628,728          $ 593,787          $ 573,190
                                                                         =========          =========          =========

Liabilities and Shareholders' Equity
Current liabilities
   Accounts payable                                                      $  73,489          $  74,449          $  61,111
   Notes payable                                                             8,741              8,338              7,321
   Payrolls and related taxes                                               34,539             31,338             27,733
   Accrued expenses                                                         36,469             32,721             31,808
   Income taxes                                                              8,815              8,088             10,134
                                                                         ---------          ---------          ---------
          Total current liabilities                                        162,053            154,934            138,107

Deferred income taxes                                                       25,146             18,295             16,180
Other long-term liabilities                                                  3,193              2,396              2,685

Shareholders' equity
   Preferred stock, without par value, 10,000 shares authorized                -                  -                  -
   Common stock, without par value, 200,000 shares authorized               82,564            110,698            108,585
   Unearned compensation                                                      (262)              (608)              (756)
   Accumulated other comprehensive income                                      348                373                619
   Retained earnings                                                       355,686            307,699            307,770
                                                                         ---------          ---------          ---------
          Total shareholders' equity                                       438,336            418,162            416,218
                                                                         ---------          ---------          ---------
                                                                         $ 628,728          $ 593,787          $ 573,190
                                                                         =========          =========          =========

Supplemental Disclosures of Balance Sheet Information
   Allowance for doubtful accounts                                       $   9,907          $   7,569          $   8,809
   Allowance for inventory                                               $  19,806          $  21,360          $  23,448
   Working capital                                                       $ 213,863          $ 186,817          $ 171,001
   Preferred stock, shares issued                                              -                  -                  -
   Common stock, shares issued                                              69,425             72,550             72,471






                                     -more-

                                PERRIGO COMPANY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                  (unaudited)


                                                                                                Year-To-Date
                                                                                      -------------------------------
                                                                                            2003           2002
                                                                                         ---------      ---------
                  Cash Flows From (For) Operating Activities:                                          (as restated)
                     Net income                                                          $  49,724      $  44,861
                     Adjustments to derive cash flows:
                        Depreciation and amortization                                       19,777         17,968
                        Compensation - stock options                                         3,998          4,549
                        Deferred income taxes                                                3,108             92
                        Restructuring, net of cash                                             -            2,046

                  Changes in operating assets and liabilities,
                     net of restructuring:
                        Accounts receivable                                                 (2,845)        (5,102)
                        Inventories                                                           (712)        15,784
                        Current income taxes                                                   718        (10,412)
                        Accounts payable                                                      (750)       (23,256)
                        Payroll and related taxes                                            3,195          1,617
                        Accrued expenses                                                     4,038          5,951
                        Other                                                                1,682           (752)
                                                                                         ---------      ---------
                           Net cash from operating activities                               81,933         53,346
                                                                                         ---------      ---------

                  Cash Flows (For) From Investing Activities:
                     Additions to property and equipment                                   (19,458)       (17,386)
                     Proceeds from sale of assets held for sale                                -           14,161
                     Investment in equity subsidiaries                                      (1,233)           (41)
                     Other                                                                     -             (385)
                                                                                         ---------      ---------
                           Net cash for investing activities                               (20,691)        (3,651)
                                                                                         ---------      ---------

                  Cash Flows (For) From Financing Activities:
                     Borrowings (repayments) of short-term debt, net                           776         (5,554)
                     Tax benefit of stock transactions                                         153          1,669
                     Issuance of common stock                                                1,353         10,232
                     Repurchase of common stock                                            (33,682)       (31,923)
                     Cash dividends                                                         (1,737)           -
                     Other                                                                     -            1,584
                                                                                         ---------      ---------
                           Net cash for financing activities                               (33,137)       (23,992)
                                                                                         ---------      ---------

                  Net Increase in Cash and Cash Equivalents                                 28,105         25,703
                  Cash and Cash Equivalents, at Beginning of Period                         76,824         11,016
                  Effect of exchange rate changes on cash                                      304            (45)
                                                                                         ---------      ---------
                  Cash and Cash Equivalents, at End of Period                            $ 105,233      $  36,674
                                                                                         =========      =========

                  Supplemental Disclosures of Cash Flow Information:
                     Interest paid                                                       $     598      $   1,266
                     Income taxes paid                                                   $  26,854      $  36,939



                                     -more-

                                 PERRIGO COMPANY
                        STOCK OPTION COMPENSATION EXPENSE
                          IMPACT ON NET INCOME AND EPS
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                                      Third Quarter                      Year-To-Date
                                                               -------------------------           -------------------------
                                                                 2003              2002              2003             2002
                                                               -------           -------           -------           -------
Net income before adoption                                     $15,507           $19,261           $53,565           $48,916
Compensation expenses (net of tax benefit)                       1,375             1,351             3,841             4,055
                                                               -------           -------           -------           -------
Net income after adoption                                      $14,132           $17,910           $49,724           $44,861
                                                               =======           =======           =======           =======

Weighted average shares outstanding:
  Basic                                                         69,337            72,690            69,781            73,451
  Diluted
      Before adoption                                           71,041            74,309            71,395            75,474
      After adoption                                            70,601            73,859            70,967            74,939

Basic EPS
  Before adoption                                              $  0.22           $  0.26           $  0.77           $  0.67
  After adoption                                               $  0.20           $  0.25           $  0.71           $  0.61

Diluted EPS
  Before adoption                                              $  0.22           $  0.26           $  0.75           $  0.65
  After adoption                                               $  0.20           $  0.24           $  0.70           $  0.60




                                PERRIGO COMPANY
                      RECONCILIATION OF NON-GAAP MEASURES
                    (in thousands, except per share amounts)
                                  (unaudited)


                                                                      Third Quarter                        Year-To-Date
                                                               -------------------------           -------------------------
                                                                 2003              2002              2003               2002
                                                               -------           -------           -------           -------
Net income (GAAP)                                              $14,132           $17,910           $49,724           $44,861
Less: unusual litigation, net of tax                                -              5,000             2,000             5,000
                                                               -------           -------           -------           -------
Net income before unusual litigation                           $14,132           $12,910           $47,724           $39,861
                                                               =======           =======           =======           =======
Earnings per share:
   Basic                                                       $  0.20           $  0.18           $  0.68           $  0.54
   Diluted                                                     $  0.20           $  0.17           $  0.67           $  0.53

Weighted average shares outstanding:
   Basic                                                        69,337            72,690            69,781            73,451
   Diluted                                                      70,601            73,859            70,967            74,939




                                       ###